Exhibit 99.1

MicroVision Reports Third Quarter 2026 Results with Record Lidar Revenue and Accelerated Path to Profitability

Sustained revenue growth, shipping to meet high demand, confidence in 2026 revenue guidance, implemented cost reductions

ORLANDO, Fla. – October 28, 2026 – MicroVision, Inc. (NASDAQ: MVIS), a leader in advanced perception solutions for industrial, security and defense, intelligent infrastructure, and automotive mobility, today announced its third quarter 2026 financial and operating results and reiterated full year 2026 revenue guidance based on high customer demand, purchase order backlog, and rapidly expanding shipping schedules. Significant fourth quarter cost reductions align operating resources with commercial drivers and bring forward the path to profitability.

Third quarter progress included continued quarter-over-quarter revenue growth and 50% gross margins, new defense programs including Overland AI, an exclusive strategic alliance bringing immediate ITS revenue and Blue-Band commercial contracts, and Scantinel’s entry into high-speed optical connectivity for AI data centers.

“MicroVision’s commercial transformation is here, with record lidar sales and another consecutive quarter of revenue growth,” said Glen DeVos, Chief Executive Officer of MicroVision. “As expected, we’ve seen customer demand for IRIS™ sensors grow significantly in the second half of this year and, combined with our production launch of MOVIA™ Pro earlier this month, we are now actively delivering on a backlog of purchase orders to meet urgent demand from customers.”

“As we continue to drive near- and medium-term revenue growth, we have implemented a plan to significantly reduce operating expenses and cash burn,” said Christine Chambers, Chief Financial Officer of MicroVision. “Laser-focused on our path to profitability, we are ensuring that our resources are directly aligned with key revenue drivers. As we look to 2027, we see a clear path to continued revenue growth and a reduction in cash burn to $40 million for the year.”

Third Quarter 2026 Financial Highlights

●	Revenue: $2.4 million, with growth from $0.2 million in the third quarter of 2025. Year-to-date revenue was $4.8 million, nearly five times the $1.0 million reported through the first nine months of 2025.
●	Gross margin: 50%, compared with a negative gross margin in the prior-year period. Year-to-date gross margin improved to 46%, compared with negative 126% in the same period of 2025.
●	Operating expenses: $22.5 million, compared with $12.0 million in the prior-year period due to the acquisition of Luminar. Q3 operating expense was down approximately 7.5% from our first-half quarterly average of $24.4 million.
●	Net loss: $12.2 million, or $0.45 per share, compared with a net loss of $14.2 million, or $0.72 per share, in the prior-year period.
●	Adjusted EBITDA loss: $11.1 million, compared with $11.7 million in the prior-year period.

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●	Cash and cash equivalents: $28.9 million as of September 30, 2026.
●	Cash used in operations: $13.6 million during the quarter.
●	R&D Credit: The current quarter financial results include a cash R&D grant of $6.3 million from the German government related to research and development activities.

“MicroVision’s financial priorities remain centered on disciplined capital allocation, improved operating efficiency, and converting commercial opportunities into sustainable revenue,” said Chambers. “We are focused on managing costs, improving cash efficiency, and directing investments toward programs with the clearest potential to support our growth and profitability objectives.”

Third Quarter 2026 Business and Operational Highlights

Advanced Commercial Momentum Across Multiple End Markets

●	Industrial: Continued supporting customer programs across mining, construction, material handling, logistics, and autonomous hauling, including a long-term development agreement with a leading construction and mining equipment OEM that provides a pathway from IRIS to next-generation MicroVision HALO™ technology.
●	Security and Defense: Announced new programs with customers, such as Overland AI, within the Defense sector for IRIS in the unmanned ground vehicle market where 1550nm long range lidar will be a critical technology. We also launched MOVIA™ Air and MOVIA™ Air Plus across autonomous aerial logistics, unmanned aircraft, and defense applications, and demonstrated MicroVision’s real-time mapping capability with Robinson Unmanned, Avular, and other commercial partners.
●	Automotive: Advanced an autonomous mobility pilot in the Asia-Pacific region utilizing IRIS within a multi-sensor perception architecture, with a potential transition to HALO as the program moves toward broader deployment.
●	Intelligent Transportation Systems: Accelerated by an exclusive strategic alliance to bring Blue-Band’s commercial contracts and revenue to MicroVision, plus a separate award to supply IRIS sensors for a customer’s speed enforcement program.
●	MicroVision Semiconductor Inc.: Secured a selection by a prime government contractor to design a custom semiconductor solution for advanced photonics application.
●	Scantinel: Introduced Scantinel’s ELS-FP, (external laser source small-form-factor package), pluggable module opening commercialization opportunities in high-speed optical connectivity, accelerating efficiency in AI data centers.

“As we advance our commercial strategy, we must operate with focus, precision, and accountability,” said DeVos. “That means making deliberate decisions about where we invest our people, capital, and capabilities. We are aligning our organization around the opportunities where we believe we can create the greatest impact and deliver the strongest commercial returns. This is about building the right organization for MicroVision’s next phase of growth, one that is structured to execute efficiently, respond to customer needs, and translate our technology investments into sustainable business performance.”

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Financial Outlook

MicroVision continues to execute against its commercial growth strategy while prioritizing financial discipline and a more efficient operating model. Full year 2026 revenue outlook remains in the range of $10 million to $15 million, with 2027 revenue expected to at least double from our expected 2026 level.

The company expects to reduce operating cash burn to approximately $40 million in 2027, a reduction of roughly one-third from current levels.

As MicroVision moves into 2027, its strategic priorities remain focused on accelerating revenue growth and operating cost optimization.

Conference Call and Webcast

MicroVision will host a conference call and webcast on October 28, 2026, at 4:30 p.m. Eastern Time to discuss its third quarter 2026 financial and operating results.

The webcast and accompanying presentation materials will be available on the Company’s Investor Relations website at ir.microvision.com.

A replay of the webcast will be available following the event.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for industrial, security & defense, and automotive markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit www.microvision.com, Facebook, and LinkedIn.

MicroVision, MicroVision HALO, IRIS, MOVIA, MOSAIK, and SENTINEL are trademarks of MicroVision, Inc., and SCANTINEL is a trademark of Scantinel GmbH, in the United States and other countries. All other trademarks are the property of their respective owners.

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Non-GAAP Information

To supplement MicroVision’s condensed financial statements presented in accordance with GAAP, the Company presents investors with the non-GAAP financial measures “adjusted EBITDA” and “adjusted Gross Profit.” Adjusted EBITDA consists of GAAP net income (loss) excluding the impact of the following: interest income and interest expense; income tax expense; depreciation and amortization; non-cash gains and losses; share-based compensation; restructuring costs; acquisition-related costs; impairment charges; and settlement gains. Adjusted Gross Profit is calculated as GAAP gross profit before share-based compensation expense, inventory write downs, and the amortization of acquired intangibles included in cost of revenue.

MicroVision believes that the presentation of adjusted EBITDA and adjusted Gross Profit provides important supplemental information to management and investors regarding financial and business trends, provides consistency and comparability with MicroVision’s past financial reports, and facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Internally, management uses these non-GAAP measures when evaluating operating performance because the exclusion of the items described above provides an additional useful measure of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business objectives. Externally, the Company believes that adjusted EBITDA and adjusted Gross Profit are useful to investors in their assessment of MicroVision’s operating performance and the valuation of the Company.

Adjusted EBITDA and adjusted Gross Profit are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of MicroVision’s business as determined in accordance with GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

The Company compensates for limitations of the adjusted EBITDA measure by prominently disclosing GAAP net income (loss), which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation from GAAP net income (loss) to adjusted EBITDA.

Similarly for adjusted Gross Profit, the Company compensates for limitations of the measure by prominently disclosing GAAP gross profit which is the difference between Revenue and Cost of revenue, which the Company believes is the most directly comparable GAAP measure, and providing investors with a reconciliation by backing out share-based compensation expense and the amortization of acquired intangibles included in cost of revenue.

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Forward-Looking Statements

Certain statements contained in this release, including market position, expectations, and likelihood of success; opportunities for customer engagement and revenue; expense reduction; benefits of acquisitions and integration synergies; market position; product portfolio; product and manufacturing capabilities; access to capital and capital-raising opportunities; and expected revenue, expenses and cash usage are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk its ability to operate with limited cash or to raise additional capital when needed; market acceptance of its technologies and products or for products incorporating its technologies; the failure of its commercial partners to perform as expected under its agreements; its financial and technical resources relative to those of its competitors; its ability to keep up with rapid technological change; government regulation of its technologies; its ability to enforce its intellectual property rights and protect its proprietary technologies; the ability to obtain customers and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market its products; potential product liability claims; its ability to maintain its listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company’s SEC reports, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect the Company. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect the Company to a greater extent than indicated. Except as expressly required by federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

Media Contact

Heidi Davidson – For MicroVision

heidi@galvanizeworldwide.com

(914) 441-6862

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MicroVision, Inc.

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2026	2025

Assets
Current assets
Cash and cash equivalents	$28,890	$32,363
Investment securities, available-for-sale	-	42,471
Restricted cash, current	264	497
Accounts receivable, net of allowances	1,404	47
Inventory	4,403	745
Other current assets	2,887	4,989
Total current assets	37,848	81,112

Property and equipment, net	15,736	4,280
Operating lease right-of-use assets	16,840	14,075
Restricted cash, net of current portion	1,182	1,204
Intangible assets, net	13,358	32
Goodwill	3,677	-
Other assets	2,188	2,416
Total assets	$90,829	$103,119

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$6,356	$1,628
Accrued liabilities	5,664	5,426
Deferred revenue	132	-
Derivative liability	6,331	-
Notes payable	22,595	19,212
Operating lease liabilities, current	5,243	3,481
Finance lease liabilities, current	12	14
Other current liabilities	805	388
Total current liabilities	47,138	30,149

Warrant liability	4,928	1,875
Operating lease liabilities, net of current portion	14,682	14,034
Finance lease liabilities, net of current portion	14	27
Other long-term liabilities	1,321	1,486
Total liabilities	68,083	47,571

Commitments and contingencies
Shareholders’ equity
Common stock at par value	33	20
Additional paid-in capital	1,053,830	1,012,121
Accumulated other comprehensive income	610	669
Accumulated deficit	(1,031,727)	(957,262)
Total shareholders’ equity	22,746	55,548
Total liabilities and shareholders’ equity	$90,829	$103,119

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MicroVision, Inc.

Consolidated Statement of Operations

(In thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Revenue	$2,400	$241	$4,808	$985

Cost of revenue	1,201	957	2,604	2,223
Gross profit (loss)	1,199	(716)	2,204	(1,238)

Research and development expense	13,180	7,978	43,327	23,039
Sales, marketing, general and administrative expense	9,359	4,027	28,081	17,140
Impairment loss on operating lease right-of-use assets	-	-	9	-
Gain on disposal of fixed assets	(3)	-	(171)	-
Total operating expenses	22,536	12,005	71,246	40,179

Loss from operations	(21,337)	(12,721)	(69,042)	(41,417)

Interest expense	(1,907)	(2,197)	(10,140)	(17,270)
Unrealized gain (loss) on derivative liability	(491)	1,059	(5,146)	3,853
Unrealized gain (loss) on warrant liability	3,566	(326)	5,061	2,238
Realized loss on debt extinguishment	-	-	(3,083)	(4,654)
Bargain purchase gain	-	-	147	-
Other income	7,974	140	8,134	363

Net loss before taxes	$(12,195)	$(14,045)	$(74,069)	$(56,887)

Income tax expense	(33)	(172)	(396)	(338)

Net loss	$(12,228)	$(14,217)	$(74,465)	$(57,225)

Net loss per share - basic and diluted	$(0.45)	$(0.72)	$(3.18)	$(3.27)

Weighted-average shares outstanding - basic and diluted	27,388	19,697	23,445	17,482

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MicroVision, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Nine months ended September 30,
	2026	2025

Cash flows from operating activities
Net loss	$(74,465)	$(57,225)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	8,274	4,347
Unrealized (gain) loss on derivative liability	5,146	(3,853)
Unrealized gain on warrant liability	(5,061)	(2,238)
Loss on debt extinguishment	3,083	4,654
Bargain purchase gain	(147)	-
Gain on disposal of fixed assets	(171)	-
Impairment of operating lease right-of-use assets	9	-
Inventory write-downs	116	-
Non-cash interest expense	-	7,325
Amortization of debt discount and issuance costs on notes payable	10,105	9,915
Share-based compensation expense	3,449	2,248
Net accretion of premium on short-term investments	(81)	(284)
Change in:
Accounts receivable	(1,357)	886
Inventory	26	(5,798)
Other current and non-current assets	355	(2,170)
Accounts payable	4,525	207
Accrued liabilities	238	1,087
Contract liabilities and other current liabilities	549	32
Operating lease liabilities	(3,697)	(2,188)
Other long-term liabilities	(120)	(260)
Net cash used in operating activities	(49,224)	(43,315)

Cash flows from investing activities
Sales of investment securities	42,528	26,688
Purchases of investment securities	-	(32,878)
Cash paid for business combination	(33,178)	-
Purchases of property and equipment	(1,815)	(435)
Net cash provided by (used in) investing activities	7,535	(6,625)

Cash flows from financing activities
Principal payments under finance leases	(9)	(10)
Principal payments under notes payable	-	(5,500)
Principal proceeds from notes payable, net of debt discount and issuance costs	20,624	-
Net proceeds from issuance of common stock and warrants	17,346	73,268
Net cash provided by financing activities	37,961	67,758

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	-	469

Change in cash, cash equivalents, and restricted cash	(3,728)	18,287
Cash, cash equivalents, and restricted cash at beginning of period	34,064	56,247
Cash, cash equivalents, and restricted cash at end of period	$30,336	$74,534

The following table provides a reconciliation of the cash, cash equivalents, and restricted cash balances as of September 30, 2026 and 2025:

	September 30,	September 30,
	2026	2025
Cash and cash equivalents	$28,890	$72,832
Restricted cash, current	264	328
Restricted cash, net of current portion	1,182	1,374
Cash, cash equivalents, and restricted cash	$30,336	$74,534

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MicroVision, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025

Reconciliation of Non-GAAP Gross Profit (Loss):
Gross profit	$1,199	$(716)	$2,204	$(1,238)
Inventory related write-downs	64	-	116	-
Amortization of acquired intangibles	-	290	-	652
Adjusted Gross Profit (Loss)	$1,263	$(426)	$2,320	$(586)

Reconciliation of Non-GAAP Gross Profit (Loss):
GAAP Net loss	$(12,228)	$(14,217)	$(74,465)	$(57,225)
Interest expense, net	1,907	2,057	10,140	16,907
Provision for income taxes	33	172	396	338
Depreciation and amortization	2,930	1,395	8,274	4,347
Unrealized (gain) loss on derivative liability	491	(1,059)	5,146	(3,853)
Unrealized (gain) loss on warrant liability	(3,566)	326	(5,061)	(2,238)
Loss on debt extinguishment	-	-	3,083	4,654
Gain on disposal of fixed assets	(3)	-	(171)	-
Impairment of operating lease right-of-use assets	-	-	9	-
Share-based compensation expense	1,162	(1,603)	3,449	2,248
Inventory related write-downs	64	-	116	-
Settlement gain	(1,740)	-	(1,740)	-
Acquisition-related costs	-	-	2,870	-
Restructuring charges	(116)	1,202	1,023	1,202
Adjusted EBITDA	$(11,066)	$(11,727)	$(46,931)	$(33,620)

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